EXHIBIT  23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Saatchi & Saatchi plc dated September 24, 1999, relating to the Saatchi & Saatchi International Sharesave Scheme 1998 of our report dated March 25, 1999 on the consolidated financial statements of Saatchi & Saatchi plc included in their Annual Report on Form 20-F for the year ended December 31, 1998.



/s/  KPMG AUDIT PLC

London, England
September 23, 1999